                             DISTRIBUTION AGREEMENT
                               RYDEX DYNAMIC FUNDS


       THIS DISTRIBUTION AND SHAREHOLDER SERVICES AGREEMENT is made as of
         (the "Agreement") by and between Rydex Dynamic Funds, a Delaware business trust (the "Trust"), and PADCO Financial Services, Inc. ("PADCO"), a Maryland corporation.

       WHEREAS, the Trust is registered as an open-end investment company under the Investment Company Act of 1940 (the "1940 Act"); and its units of beneficial interest are registered with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (the "1933 Act"); and

       WHEREAS, PADCO is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and

       WHEREAS, the Trust desires to retain PADCO to: (i) distribute, or to retain a Service Provider to distribute, the shares (the "Shares") of certain investment portfolios of the Trust (the "Funds"); (ii) provide, pursuant to the Distribution and Shareholder Services Plan (the "Plan") as adopted by the Trust under Rule 12b-1 under the 1940 Act, for the sale and distribution of the Funds, and for such additional classes or series as the Trust may issue; and (iii) provide, or to retain a Service Provider to provide, shareholder services to shareholders of the Trust ("Clients") who purchase Shares of the Funds; and

       WHEREAS PADCO, or such other service provider as PADCO shall determine, is prepared to provide such services commencing on the date first written above; and

       WHEREAS, the Trust and PADCO wish to enter into an agreement with each other with respect to the continuous offering of the Trust's Shares.

       NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein, PADCO and the Trust hereto agree as follows:

1.     DEFINITIONS

1.1 "Recipient" shall mean any broker or dealer, administrator, investment adviser, institution, including bank trust departments, or other person or entity that; (i) renders, or has rendered, assistance (whether direct and/or administrative) in the distribution of the Funds or in shareholder services to Clients of the Funds; (ii) has, or will, furnish PADCO with such information as PADCO has requested, or may request, to answer such questions as may arise regarding the sale of shares of the Funds; and
       (iii) has been selected by PADCO to receive payments under the Plan.

1.2 "Qualified Holdings" shall mean, as to any Recipient, all shares of the Fund owned beneficially or of record by (i) such Recipients or (ii) such brokerage or other customers, investment advisory or other Clients, and/or accounts as to which such Recipient is fiduciary, co-fiduciary, custodian or co-custodian, but in no event shall any such shares be deemed owned by more than one Recipient.


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

2.     DISTRIBUTION AND SHAREHOLDER SERVICES

2.1 The Trust hereby appoints, and PADCO hereby agrees, to act as the Trust's agent to sell and arrange for the sale of the Shares covered by the Registration Statement under the 1933 Act.

2.2 Pursuant to the Plan, the Trust shall compensate PADCO for distribution services and expenses incurred in promoting the sale of the Funds' Shares at a rate not to exceed .25% per annum of the Funds' average daily net assets attributable to shares of the Funds that were sold by or through Recipients. The Funds shall bear their own respective costs of distribution, and compensation shall be made from the assets of the Funds, the Shares of which have been sold. Such costs shall be calculated and accrued daily and paid within fifteen (15) days of the end of each month. PADCO shall use such payments received from the Funds to compensate Recipients for distribution services and expenses of the type contemplated herein and reviewed from time to time by the Trustees of the Trust, in promoting the sale of the Funds' Shares, including, but not limited to providing distribution assistance and administrative support services for the Funds. PADCO may, in its discretion, retain a portion of such payments to compensate itself for distribution services and distribution related expenses such as the costs of preparation, printing, mailing or otherwise disseminating sales literature, advertising, and prospectuses (other than those furnished to current shareholders of the Funds), promotional and incentive programs, and such other marketing expense that PADCO may incur.

2.3 Pursuant to the Plan, the Trust shall compensate PADCO for shareholder service expenses incurred in servicing the Clients of the Funds, at a rate not to exceed .25% per annum of the Funds' average daily net assets attributable to Shares of the Funds. Compensation shall be made from the assets of the Funds, the Shares of which have been sold. Such costs shall be calculated and accrued daily and paid within fifteen (15) days of the end of each month. PADCO shall use such payments received from the Funds to compensate Recipients for shareholder services and shareholder servicing expenses of the type contemplated herein and reviewed from time to time by the Trustees of the Trust, which services may include: (i) maintaining accounts relating to Clients that invest in Shares; (ii) arranging for bank wires; (iii) responding to Client inquiries relating to the services performed by Recipients; (iv) responding to inquiries from Clients concerning their investment in Shares; (v) assisting Clients in changing dividend options, account designations and addresses; (vi) providing information periodically to Clients showing their position in Shares; (vii) forwarding shareholder communications from the Funds such as proxies, shareholder reports, annual reports, and dividend distribution and tax notices to Clients; (viii) processing purchase exchange and redemption requests from Clients and placing orders with the Funds or its service providers; (ix) providing sub-accounting with respect to Shares beneficially owned by Clients; and (x) processing dividend payments from the Funds on behalf of Clients.

2.4 Pursuant to the Plan, PADCO shall make payments to any Recipient within fifteen (15) days of the end of each fiscal quarter of the Trust, at an annualized rate not to exceed .25% for (i) distribution expenses, as listed in Section 2.2 above; and (ii) shareholder services, as listed in
       Section 2.3 above. Such annualized rate shall be calculated as a percentage of net asset value of Qualified Holdings owned beneficially or of record by Recipients or by Recipients' Clients during such quarter. PROVIDED, HOWEVER, that no such payments shall be made to any Recipient for any such quarter in which the Recipient's Qualified Holdings do not equal or exceed, at the end of such quarter, the asset minimum ("Minimum Qualified Holdings") to be set from time to time by PADCO with the approval of the Trustees of the Trust.

2.5 PADCO shall comply with all applicable laws, rules and regulations, including, without limitations, all rules and regulations made or adopted by the SEC or by any securities association registered under the 1934 Act. PADCO shall maintain the required licenses and registrations for itself as a broker or dealer, and for its registered representatives or other associated persons, under the 1934 Act and applicable state securities laws.

2.6 PADCO is not authorized by the Trust to give on behalf of the Trust any information or to make any representations in connection with the sale of Shares other than the information and representations contained in a Registration Statement filed with the SEC under the 1933 Act and the 1940 Act, as such Registration Statement may be amended from time to time, or contained in shareholder reports or other material that may be prepared by or on behalf of the Trust for PADCO's use.

2.7 The Trust understands that PADCO is now, or may in the future be, the distributor of the shares of several investment companies or series (collectively, the "Investment Entities"), including Investment Entities having investment objectives similar to those of the Trust. The Trust further understands that investors and potential investors in the Trust may invest in shares of such other Investment Entities. The Trust agrees that PADCO's duties to such Investment Entities shall not be deemed in conflict with its duties to the Trust under this Section 2.7.

2.8 PADCO shall not utilize any materials in connection with the sale or offering of Shares except the Trust's current prospectus and statement of additional information ("SAI") and such other materials as the Trust shall provide or approve.

2.9 All activities by PADCO and its employees, as distributor of the Shares, shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the SEC or the National Association of Securities Dealers.

2.10 Whenever in its judgment such action is warranted by unusual market, economic or political conditions or abnormal circumstances of any kind, the Trust may decline to accept any orders for, or make any sales of, the Shares until such time as the Trust deems it advisable to accept such orders and to make such sales, and the Trust advises PADCO promptly of such determination.

2.11 The Trust agrees to pay all costs and expenses in connection with the registration of Shares under the Securities Act of 1933, as amended, and all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Funds hereunder, and all expenses in connection with the preparation and printing of the Funds' prospectuses and SAI for current shareholders, for regulatory purposes and for distribution to current shareholders.

2.12 The Trust agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as PADCO may designate. The Trust shall notify PADCO in writing of the states in which the Shares may be sold and shall notify PADCO in writing of any changes to the information contained in the previous notification.

2.13 The Trust shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Trust and the Shares as PADCO may reasonably request. The Trust shall also furnish PADCO upon request with: (a) audited annual statements and unaudited semi-annual statements of a Fund's books and accounts prepared by the Trust, (b) quarterly earnings statements prepared by the Trust, (c) a monthly itemized list of the securities in the Funds, (d) monthly balance sheets as soon as practicable after the end of each month, and (e) from time to time such additional information regarding the financial condition of the Trust as PADCO may reasonably request.

2.14 The Trust represents to PADCO that all Registration Statements and prospectuses filed by the Trust with the SEC under the 1933 Act with respect to the Shares have been prepared in conformity with the requirements of the 1933 Act and the rules and regulations of the SEC thereunder. As used in this Agreement, the term "Registration Statement" shall mean any registration statement and any prospectus and any SAI relating to the Trust filed with the SEC and any amendments or supplements thereto at any time filed with the SEC. Except as to information included in the Registration Statement in reliance upon information provided to the Trust, PADCO or any affiliate of PADCO, expressly for use in the Registration Statement, the Trust represents and warrants to PADCO that any Registration Statement, when such Registration Statement becomes effective, will contain statements required to be stated therein in conformity with the 1933 Act and the rules and regulations of the SEC; that all statements of fact contained in any such Registration Statement will be true and correct when such Registration Statement becomes effective, and that no Registration Statement when such Registration Statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. PADCO may, but shall not be obligated to, propose from time to time such amendment or amendments to any Registration Statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Trust's counsel, be necessary or advisable. The Trust shall promptly notify PADCO of any advice given to it by its counsel regarding the necessity or advisability of amending or supplementing such Registration Statement. The Trust shall not file any amendment to any Registration Statement or supplement to any prospectus without giving PADCO reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any Registration Statements and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

3.     INDEMNIFICATION AND NOTIFICATION

3.1 The Trust agrees to indemnify and hold harmless PADCO, its officers, directors, and employees, and any person who controls PADCO within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, costs, expenses (including reasonable attorneys' fees) losses, damages, charges, payments an liabilities of any sort or kind which PADCO, its officers, directors, employees or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, but only to the extent that such liability or expense incurred by PADCO, its officers, directors, employees or any controlling person resulting from such claims or demands arises out of the acquisition of Shares by any person which is based upon: (i) any untrue statement, or alleged untrue statement, of a material fact contained in the Trust's Registration Statement, prospectus, SAI, or sales literature (including amendments and supplements thereto), or

       (ii) any omission, or alleged omission, to state a material fact required to be stated in the Trust's Registration Statement, prospectus, SAI or sales literature (including amendments or supplements thereto), necessary to make the statements therein not misleading.

       Notwithstanding the foregoing, the Trust shall not be obligated to indemnify any entity or person pursuant to this paragraph 3.1 against any losses, claims, costs, charges, payments, damages, liabilities or expenses (including attorneys' fees) of any sort or kind arising (i) out of the acquisition of Shares by any person which is based upon any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished to the Trust by PADCO or its affiliated persons for use in the Trust's Registration Statement (including amendments or supplements thereto), prospectus, SAI or sales literature; (ii) by reason of PADCO's willful misfeasance, bad faith or negligence in the performance of PADCO's duties hereunder; (iii) by reason of reckless disregard of PADCO's obligations or duties hereunder, from reliance on information furnished to the Trust by PADCO or its affiliates; or (iv) by reason of PADCO's refusal or failure to comply with the terms or conditions of this Agreement.

3.2 PADCO agrees to indemnify and hold harmless the Trust, its several officers and Trustees and each person, if any, who controls a Fund or Funds within the meaning of Section 15 of the 1933 Act against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which the Trust, its officers or Trustees, or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Trustees, or any controlling person resulting from such claims or demands arose (i) out of the acquisition of any Shares by any person which may be based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Trust's Registration Statement (including amendments and supplements thereto), prospectus, SAI or sales literature alleged omission, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished or confirmed in writing to the Trust by PADCO or its affiliated persons (as defined in the 1940 Act); (ii) by reason of PADCO's willful misfeasance, bad faith or negligence in performance of PADCO's duties or obligations hereunder or by reason of reckless disregard of its duties or obligations hereunder; (iii) from reliance on information furnished to the Trust by PADCO or its affiliates; or (iv) from PADCO's refusal or failure to comply with the terms or conditions of this Agreement.

3.3 In any case in which one party hereto (the "Indemnifying Party") may be asked to indemnify or hold the other party hereto (the "Indemnified Party") harmless, the Indemnified Party will notify the Indemnifying Party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification (an "Indemnification Claim") against the Indemnifying Party, although the failure to do so shall not prevent recovery by the Indemnified Party, and shall keep the Indemnifying Party advised with respect to all developments concerning such situation. The Indemnifying Party shall have the option to defend the Indemnified Party against any Indemnification Claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party, whose approval shall not be unreasonably withheld. In the event that the Indemnifying Party elects to assume the defense of any Indemnification Claim and retains legal counsel, the Indemnified Party shall bear the fees and expenses of any additional legal counsel retained by it. The Indemnified Party will not confess any

       Indemnification Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party's prior written consent. The obligations of the parties hereto under this Section 3.3 shall survive the termination of this Agreement.

       In the event that the Indemnifying Party does not elect to assume the defense of any such suit, or in case the Indemnified Party reasonably does not approve of counsel chosen by the Indemnified Party, or in case there is a conflict of interest between the Trust and PADCO, the Indemnifying Party will reimburse the Indemnified Party, its officers, trustees, directors and employees, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Indemnified Party or such defendants. The Indemnifying Party's indemnification agreement contained in this Section 3.3 and the Indemnifying Party's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party, its officers, directors, trustees or employees, or any controlling persons, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Indemnified Party's benefit, to the benefit of its several officers, trustees, directors and employees, and their respective estates and to the benefit of the controlling person(s) and their successors. The Indemnifying Party agrees promptly to notify the Indemnified Party of the commencement of any litigation or proceedings against the Indemnifying Party or any of its officers, trustees or directors in connection with the issue and sale of any Shares.

3.4 No Shares shall be offered by either PADCO or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this Section 3.4 shall in any way restrict or have any application to or bearing upon the Trust's obligation to redeem Shares tendered for redemption by any shareholder in accordance with the provisions of the Trust's Registration Statement, Declaration of Trust, or By-Laws.

3.5 The Trust agrees to advise PADCO as soon as reasonably practical by a notice in writing delivered to PADCO:

       (i) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, prospectus or SAI then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

       (ii) of any happening of any event that makes untrue any statement of a material fact made in the Registration Statement, prospectus or SAI then in effect or that requires the making of a change in such Registration Statement, prospectus or SAI in order to make the statements therein not misleading, and

       (iii) of all actions of the SEC with respect to any amendments to any Registration Statement, prospectus or SAI which may from time to time be filed with the SEC.

       For purposes of this section, informal requests by or acts of the Staff of the SEC shall not be deemed actions of the SEC.

4.     TERM

4.1 This Agreement shall become effective on the date first written above and, unless sooner terminated as provided herein, shall continue for an initial two-year term and thereafter shall be renewed for successive one-year terms in accordance with the requirements of the 1940 Act. This Agreement is terminable without penalty, on at least sixty days' written notice, by either party. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

4.2 In the event a termination notice is given by the Trust, all reasonable expenses associated with movement of records and materials and conversion thereof will be borne by the Trust.

5.     LIMITATION OF LIABILITY

5.1 PADCO shall at all times act in good faith and agrees to use its best efforts, within commercially reasonable limits, to ensure the accuracy of all services performed under this Agreement. PADCO shall not be liable to the Trust for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from: (i) PADCO's willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof; (ii) reliance on information furnished to the Trust by PADCO or its affiliates; or (iii) PADCO's refusal or failure to comply with the terms or conditions of this Agreement.

5.2 The Trust shall not be liable to PADCO for any error of judgment or mistake of law or for any loss suffered by PADCO, except a loss resulting from the Trust's willful misfeasance, bad faith or negligence in the performance of its duties and obligations hereunder, or by reason of reckless disregard thereof.

5.3 Each party shall have the duty to mitigate damages for which the other party may become responsible.

6.     EXCLUSION OF WARRANTIES

       THIS IS A SERVICE AGREEMENT. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, PADCO DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, MADE TO THE TRUST, THE FUNDS OR ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) OF ANY SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO SERVICES PROVIDED UNDER THIS AGREEMENT. PADCO DISCLAIMS ANY WARRANTY OF TITLE OR NON-INFRINGEMENT EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT.

7.     MODIFICATIONS AND WAIVERS

       No change, termination, modification, or waiver of any term or condition of the Agreement shall be valid unless made in writing signed by each party. No such writing shall be effective as against PADCO unless said writing is executed by an officer of PADCO. A party's waiver of a breach of any term or condition in the Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

8.     NO PRESUMPTION AGAINST DRAFTER

       PADCO and the Trust have jointly participated in the negotiation and drafting of this Agreement. The Agreement shall be construed as if drafted jointly by the Trust and PADCO, and no presumptions arise favoring any party by virtue of the authorship of any provision of this Agreement.

9.     PUBLICITY

       Neither PADCO nor the Trust shall release or publish news releases, public announcements, advertising or other publicity relating to this Agreement or to the transactions contemplated by it without prior review and written approval of the other party; provided, however, that either party may make such disclosures as are required by legal, accounting or regulatory requirements after making reasonable efforts in the circumstances to consult in advance with the other party.

10.    SEVERABILITY

       The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement, including the limitations on liability, shall remain fully effective.

11.    FORCE MAJEURE

11.1 No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by (i) fire, flood, elements of nature or other acts of God; (ii) any outbreak or escalation of hostilities, war, riots or civil disorders in any country, (iii) any act or omission of the other party or any governmental authority; (iv) any labor disputes (whether or not the employees' demands are reasonable or within the party's power to satisfy); or (v) nonperformance by a third party or any similar cause beyond the reasonable control of such party, including without limitation, failures or fluctuations in telecommunications or other equipment. In any such event, the non-performing party shall be excused from any further performance and observance of the obligations so affected only for so long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

11.2 Notwithstanding any other provision in this Agreement, in the event of equipment failures or the occurrence of events beyond PADCO's control which render its performance under this Agreement impossible, PADCO shall at no additional expense to the Trust take reasonable steps to minimize service interruptions. PADCO shall develop and maintain a plan for recovery from equipment failures which may include contractual arrangements with appropriate third parties making reasonable provisions for emergency use of electronic data processing equipment.

12.    YEAR 2000

       In addition to any other express or implied warranties made in this Agreement, PADCO hereby represents and warrants that each and every commercial and noncommercial hardware, software, firmware, mechanical, or electrical product ("Product(s)") utilized, created, assembled, manufactured, developed or modified in connection with any services offered or provided under this Agreement shall, at no additional cost to the Trust, be able to store and process accurately any and all date and date-related data (including, but not limited to, calculating, comparing, storing, processing, recording, valuing, recognizing, validating, presenting, and sequencing) during the year 2000 and thereafter, in the manner performed prior thereto, not withstanding the year 2000. The Trust may, at no additional cost, require PADCO to demonstrate compliance and/or compliance techniques and test procedures it intends to follow, or evidence of compliance by Recipients, consistent with the date-related representations, warranties, and obligation contained herein.

13.    MISCELLANEOUS

       Any notice or other instrument authorized or required by this Agreement to be given in writing to the Trust or PADCO shall be sufficiently given if addressed to the party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                                    To the Trust:

                                    Rydex Dynamic Funds
                                    [       ]
                                    Attn:
                                         --------------------

                                    To PADCO:

                                    PADCO Financial Services, Inc.
                                    [                ]
                                    Attn:
                                         --------------------

14. GOVERNING LAW/VENUE. The laws of the State of Maryland, excluding the laws on conflicts of laws, and the applicable provision of the 1940 Act shall govern the interpretation, validity, and enforcement of this Agreement. To the extent the provisions of Maryland law or the provisions hereof conflict with the 1940 Act, the 1940 Act shall control. All actions arising from or related to this Agreement shall be brought in the state and federal courts within the State of Maryland, and PADCO and the Trust hereby submit themselves to the exclusive jurisdiction of those courts.


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

15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

16. CAPTIONS. The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

17. SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and is not intended to confer upon any other person any rights or remedies hereunder.

18. ARBITRATION. Any claim or controversy arising out of or relating to this Agreement, or breach hereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its applicable rules, except that the Federal Rules of Evidence and the Federal Rules of Civil Procedure with respect to the discovery process shall apply. The parties hereby agree that judgment upon the aware rendered by the arbitrator may be entered in any court having jurisdiction.

       The parties acknowledge and agree that the performance of the obligations under this Agreement necessitates the use of instrumentalities of interstate commerce and, notwithstanding other general choice of law provisions in this Agreement, the parties agree that the Federal Arbitration Act shall govern and control with respect to the provision of this Article.

19.    OBLIGATIONS OF THE TRUST

       The execution and delivery of this Agreement have been authorized by the Trustees of the Trust, and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them or any shareholder of the Trust individually or to impose any liability on any of them or any shareholder of the Trust personally, but shall bind only the assets and property of the Trust as provided in the Trust's Declaration of Trust.

20.    ENTIRE AGREEMENT

       This Agreement, including all Schedules hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous proposals, agreements, contracts, representations, and understandings, whether written or oral, between the parties with respect to the subject matter hereof.


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

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                           RYDEX DYNAMIC FUNDS




                                           By:
                                               ------------------------------

                                           Name:
                                                 ----------------------------

                                           Title:
                                                  ---------------------------


                                           PADCO FINANCIAL SERVICES, INC.




                                           By:
                                               ------------------------------

                                           Name:
                                                 ----------------------------

                                           Title:
                                                  ---------------------------





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